Digital Turbine Reports Fiscal 2021 Second Quarter Results
Broad Business Momentum Drove Second Quarter Revenue of $70.9 Million, Representing 116% Annual Growth
Accelerating Revenue Growth and Efficient Operating Leverage Drove Significant Increases in Profitability and Cash Flow

Austin, TX – October 29, 2020 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal second quarter ended September 30, 2020. All operating results and historical comparisons discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company.

Recent Financial Highlights:

•Fiscal second quarter of 2021 revenue totaled $70.9 million, representing an increase of 116% as compared to total revenue reported in the fiscal second quarter of 2020. Application Media revenue increased 50% year-over-year to $49.1 million in the fiscal second quarter of 2021. Content Media revenue, which primarily included revenue related to the February 2020 acquisition of Mobile Posse, Inc., totaled $21.8 million in the fiscal second quarter of 2021.

•GAAP net income for the fiscal second quarter, inclusive of a $10.8 million adjustment to the contingent earn-out related to the Mobile Posse acquisition, was $0.4 million, or $0.00 per share, as compared to a GAAP net loss of $1.3 million, or ($0.02) per share, for the fiscal second quarter of 2020. Non-GAAP adjusted net income1 for the fiscal second quarter was $14.5 million, or $0.15 per share, as compared to non-GAAP adjusted net income of $4.1 million, or $0.05 per share, in the fiscal second quarter of 2020.

•Non-GAAP adjusted EBITDA2 for the fiscal second quarter was $16.5 million, representing growth of 265% as compared to the fiscal second quarter of 2020.

•GAAP cash provided by operating activities totaled $23.7 million in the fiscal second quarter of 2021, as compared to $6.7 million in the fiscal second quarter of 2020. Non-GAAP free cash flow3 totaled $21.5 million in the fiscal second quarter of 2021, as compared to $5.7 million in the fiscal second quarter of 2020.

•GAAP gross margin was 42% for the fiscal second quarter of 2021, as compared to 38% in the fiscal second quarter of 2020. Non-GAAP adjusted gross margin4 was 43% for the fiscal second quarter of 2021, as compared to 39% in the fiscal second quarter of 2020.

•The Company’s Application Media software was installed on more than 60 million devices during the fiscal second quarter, and has now been installed on more than 500 million devices to date.

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

“Our fiscal second quarter results exceeded our expectations as we built upon the breakout momentum from our fiscal first quarter,” said Bill Stone, CEO. “We set all-time revenue, profitability, and free cash flow records, and we accelerated top-line growth and profitability amid powerful secular tailwinds that are driving strong demand for both our Application Media and Content Media service offerings. While still early in our efforts to fully leverage our extensive global distribution footprint and further penetrate select target markets, it is clear that our diversification strategy is working and that we are adding measurable value for the partners and advertisers on our platform. Consumers and businesses are increasingly dependent on applications and mobile content, and Digital Turbine’s platform is ideally-positioned to help coordinate this evolution in the marketplace.”

“Surging advertiser demand for our applications-driven and content-oriented products, along with efficient capital allocation and disciplined operating expenses, enabled us to generate $16.5 million in non-GAAP adjusted EBITDA and $21.5 million in non-GAAP free cash flow during the fiscal second quarter. We not only accelerated overall revenue growth, but we did so while meaningfully diversifying the sources of revenue during the quarter. Our U.S.-based Application Media revenue grew nearly 30% year-over-year, yet represented an all-time low of 50% of total revenue during the quarter. Meanwhile, revenue from life-of-device and content-themed products grew to represent an all-time high of 43% of total revenue during the quarter. Notably, we saw exceptionally positive results in the quarter from our Content Media business, where improved execution and higher engagement rates drove more than 60% growth in revenue as compared to the prior year period. Looking forward, we continue to be extremely optimistic about our ability to deploy our Content Media software across our broader global distribution footprint.”

Mr. Stone concluded, “I want to express my considerable gratitude for all of Digital Turbine's stakeholders. In particular, I am very proud of our talented and motivated team of employees, whose creativity, focus and work ethic during these challenging macro times I believe is second-to-none. At the same time, I am also very thankful for the tremendous support shown us by our valued platform partners, as well as our loyal shareholders. The opportunity that has long been in front of us is now here, and I look forward to our team working even harder to capitalize on this opportunity for the benefit of all of our stakeholders.”

Second Quarter Fiscal 2021 Financial Results

Total revenue for the second quarter of fiscal 2021 was $70.9 million, representing an increase of 116% year-over-year. Application Media revenue increased 50% year-over-year to $49.1 million in the quarter, while Content Media revenue, which was primarily related to the February 2020 acquisition of Mobile Posse, Inc., totaled $21.8 million.

GAAP gross margin was 42% for the second quarter of fiscal 2021, as compared to a 38% GAAP gross margin in the second quarter of fiscal 2020. Non-GAAP adjusted gross margin4 was 43% for the second quarter of fiscal 2021, as compared to 39% for the second quarter of fiscal 2020.

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

GAAP net income for the second quarter of fiscal 2021, inclusive of a $10.8 million adjustment to the contingent earn-out provision, was $0.4 million, or $0.00 per share, as compared to a GAAP net loss from continuing operations for the second quarter of fiscal 2020 of $1.3 million, or ($0.02) per share. Non-GAAP adjusted net income1 for the second quarter of fiscal 2021 was $14.5 million, or $0.15 per share, as compared to non-GAAP adjusted net income of $4.1 million, or $0.05 per share, during the second quarter of fiscal 2020.

Non-GAAP adjusted EBITDA2 was $16.5 million for the second quarter of fiscal 2021, as compared to non-GAAP adjusted EBITDA of $4.5 million for the second quarter of fiscal 2020. The reconciliations between GAAP and non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.

Business Outlook

Based on information available as of October 29, 2020, the Company currently expects the following for its fiscal third quarter:

•Revenue of between $72 million and $75 million
•Non-GAAP adjusted EBITDA of between $17 million and $18 million
•Non-GAAP adjusted EPS of between $0.15 and $0.16, based on approximately 97 million diluted shares outstanding

It is not reasonably practicable to provide a business outlook for GAAP net income / (loss) from continuing operations because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, any adjustment to the contingent earn-out provision which will continue to be adjusted to fair value through the end of the earn-out period, or other items that are difficult to predict with precision.

About Digital Turbine, Inc.

Digital Turbine simplifies content discovery and delivers relevant content directly to consumer devices. The Company’s on-demand media platform powers frictionless app and content discovery, user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 40 mobile operators and OEMs worldwide, and has delivered more than three billion app preloads for tens of thousands of advertising campaigns. The Company is headquartered in Austin, Texas, with global offices in Arlington, Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal second quarter financial results and provide additional operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through November 5, 2020. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10149257.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”), non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP adjusted EBITDA and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income and EPS are defined as GAAP net income / (loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, adjustments in the earn-out liability associated with the Mobile Posse acquisition, changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering and transaction expenses. Readers are cautioned that non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net income / (loss) excluding the following cash and non-cash expenses: net interest income/(expense), transaction loss, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, the change in fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, other expense, non-recurring severance expense and transaction expenses. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income / (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

4Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense and depreciation of software. Readers are cautioned that non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, non-GAAP adjusted EBITDA, non-GAAP adjusted net income and EPS, and non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:

•a decline in general economic conditions nationally and internationally
•decreased market demand for our products and services

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

•market acceptance and brand awareness of our products
•risks associated with indebtedness
•the ability to comply with financial covenants in outstanding indebtedness
•the ability to protect our intellectual property rights
•risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)
•actual mobile device sales and sell-through where our platform is deployed is out of our control
•risks associated with our ability to manage the business amid the COVID-19 pandemic
•the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior
•the impact of COVID-19 on our results of operations
•risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform
•risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners
•risks associated with end user take rates of carrier and OEM software pushes which include our platform
•new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•risks associated with fluctuations in the number of our platform slots across US carrier partners
•required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•customer adoption that either we or the market may expect
•the difficulty of extrapolating monthly demand to quarterly demand
•the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)
•ability as a smaller company to manage international operations
•varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•changes in economic conditions and market demand
•rapid and complex changes occurring in the mobile marketplace
•pricing and other activities by competitors
•technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources
•risks and uncertainties associated with the integration of the acquisition of Mobile Posse, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

•other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
brian.bartholomew@digitalturbine.com
Digital Turbine, Inc.

SOURCE: Digital Turbine, Inc.

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income / (Loss)
(in thousands, except per share amounts)

	3 Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
Net revenues	$70,893	$32,795
Cost of revenues
License fees and revenue share	40,532	20,146
Other direct costs of revenues	662	344
Total cost of revenues	41,194	20,490
Gross profit	29,699	12,305
Operating expenses
Product development	4,217	2,735
Sales and marketing	4,835	2,441
General and administrative	8,531	4,014
Total operating expenses	17,583	9,190
Income from operations	12,116	3,115
Interest and other income / (expense), net
Interest income / (expense), net	(287)	41
Change in fair value of warrant liability	—	(4,505)
Change in estimated contingent consideration	(10,757)	—
Other income / (expense)	(38)	84
Total interest and other income / (expense), net	(11,082)	(4,380)
Income / (loss) from continuing operations before income taxes	1,034	(1,265)
Income tax provision	661	72
Income / (loss) from continuing operations, net of taxes	373	(1,337)
Loss from discontinued operations	—	(88)
Net loss from discontinued operations, net of taxes	—	(88)
Net income / (loss)	$373	$(1,425)
Other comprehensive loss
Foreign currency translation adjustment	(45)	(418)
Comprehensive income / (loss)	$328	$(1,843)
Basic net loss per common share
Continuing operations	$—	$(0.02)
Discontinued operations	—	—
Net loss	$—	$(0.02)
Weighted-average common shares outstanding, basic	88,035	83,909
Diluted net loss per common share
Continuing operations	$—	$(0.02)
Discontinued operations	—	—
Net loss	$—	$(0.02)
Weighted-average common shares outstanding, diluted	96,057	83,909

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	September 30, 2020	March 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$32,967	$21,534
Restricted cash	—	125
Accounts receivable, net of allowances of $4,656 and $4,059, respectively	46,273	33,135
Prepaid expenses and other current assets	2,016	3,653
Total current assets	81,256	58,447
Property and equipment, net	10,458	8,183
Right-of-use assets	3,993	4,237
Intangible assets, net	42,541	43,882
Goodwill	70,452	69,262
TOTAL ASSETS	$208,700	$184,011
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term debt, net of issuance costs of $62 and $62, respectively	$1,938	$1,188
Accounts payable	36,355	$31,579
Accrued license fees and revenue share	22,200	19,423
Accrued compensation	5,536	4,311
Accrued earn-out	18,412	23,735
Other current liabilities	6,581	2,573
Total current liabilities	91,022	82,809
Long-term debt, net of issuance costs of $214 and $245, respectively	17,536	18,505
Other non-current liabilities	4,910	5,243
Total liabilities	113,468	106,557
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 89,431,559 issued and 88,697,103 outstanding at September 30, 2020; 88,041,240 issued and 87,306,784 outstanding at March 31, 2020	10	10
Additional paid-in capital	367,876	360,224
Treasury stock (754,599 shares at September 30, 2020 and March 31, 2020)	(71)	(71)
Accumulated other comprehensive loss	(778)	(591)
Accumulated deficit	(271,905)	(282,218)
Total stockholders' equity	95,232	77,454
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$208,700	$184,011

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	3 Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income / (loss) from continuing operations, net of taxes	373	(1,337)
Adjustments to reconcile net income / (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,689	482
Loss on disposal of fixed assets	—	8
Change in provision for doubtful accounts	219	92
Non-cash interest expense	18	—
Stock-based compensation	2,230	740
Stock-based compensation for services rendered	285	175
Change in fair value of warrant liability	—	4,505
Change in estimated contingent consideration	10,757	—
(Increase) / decrease in assets:
Accounts receivable	(3,049)	(2,662)
Deferred tax assets	—	78
Prepaid expenses and other current assets	1,181	65
Right-of-use assets	183	35
Increase / (decrease) in liabilities:
Accounts payable	6,474	3,419
Accrued license fees and revenue share	(1,422)	(1,228)
Accrued compensation	2,243	959
Other current liabilities	2,969	1,459
Other non-current liabilities	(496)	(69)
Net cash provided by operating activities - continuing operations	23,654	6,721
Net cash provided by operating activities - discontinued operations	—	38
Net cash provided by operating activities	23,654	6,759

Cash flows from investing activities
Acquisition of Mobile Posse	(736)	—
Capital expenditures	(2,166)	(1,022)
Net cash used in investing activities	(2,902)	(1,022)

Cash flows from financing activities
Payment of contingent consideration	(9,302)	—
Options and warrants exercised	3,089	3,613
Repayment of debt obligations	(250)	—
Net cash (used in) / provided by financing activities	(6,463)	3,613

Effect of exchange rate changes on cash	(45)	(418)

Net change in cash	14,244	8,932

Cash and restricted cash, beginning of period	18,723	16,387

Cash and restricted cash, end of period	32,967	25,319

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(in thousands)
	3 Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
Continuing operations
Revenue	$70,893	$32,795
Gross profit	29,699	12,305
Gross margin percentage	42%	38%
Add-back items:
Depreciation of software	662	344
Non-GAAP gross profit from continuing operations	$30,361	$12,649
Non-GAAP gross margin percentage from continuing operations	43%	39%

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
	3 Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
Continuing operations
Net income / (loss) from continuing operations	373	(1,337)
Add-back items:
Stock and stock option compensation	2,515	915
Amortization of intangibles	670	—
Adjustment for estimated earn-out liability	10,757	—
Change in fair value of warrant liability	—	4,505
Transaction expenses	150	—
Non-GAAP adjusted net income from continuing operations	$14,465	$4,083
Non-GAAP adjusted net income per share from continuing operations	$0.15	$0.05
Weighted-average common shares outstanding, diluted	96,028	83,909

Digital Turbine Fiscal 2021 Second Quarter Results
October 29, 2020

GAAP NET INCOME / (LOSS) TO NON-GAAP ADJUSTED EBITDA
(in thousands)
	3 Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
Continuing operations
Net income / (loss) from continuing operations	373	(1,337)
Add-back items:
Stock and stock option compensation	2,515	915
Amortization of intangibles	670	—
Depreciation expense	1,019	482
Interest (income) / expense, net	287	(41)
Change in estimated contingent consideration	10,757	—
Other (income) / expense, net	38	(84)
Change in fair value of warrant liability	—	4,505
Income tax provision	661	72
Transaction expenses	150	—
Non-GAAP adjusted EBITDA from continuing operations	$16,470	$4,512

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS
(in thousands)
	3 Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
Net cash provided by operating activities from continuing operations	23,654	6,721
Capital expenditures	(2,166)	(1,022)
Non-GAAP free cash flow provided by continuing operations	$21,488	$5,699